Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2021, in the Registration Statement (Form S-1) and related Prospectus of Toast, Inc. dated August 27, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 27, 2021